Exhibit 99.2

Financial Statements

REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

LPATH THERAPEUTICS, INC.

San Diego, California

     We have audited the accompanying balance sheets of Lpath Therapeutics, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lpath Therapeutics, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company’s sole source of revenue to date has been research grants received from the National Institutes of Health.  The Company’s primary source of financing to date has been from private placements of convertible notes payable and redeemable preferred stock, substantially all of which was issued to and is held by three investors.  As shown in the financial statements, the Company had an accumulated deficit of $4,674,541 and a working capital deficit of $701,898 as of December 31, 2004.  Convertible notes payable of $656,434 mature on December 31, 2005 and preferred stock of $4,021,274 is redeemable at the option of the holders at any time after March 7, 2007.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Levitz, Zacks & Ciceric
Levitz, Zacks & Ciceric

May 19, 2005
San Diego, California

LPATH THERAPEUTICS, INC.

Balance Sheets

December 31, 2004 and 2003

	2004	2003
ASSETS
Current Assets:
Cash	$36,183	$18,576
Grant revenue receivable	72,692	-0	-
Prepaid expenses	7,722	26,576

Total current assets	116,597	45,152

Equipment, net	23,307	7,131
Patents, net	250,045	230,420
Deposits and other assets	3,990	759

Total assets	$393,939	$283,462

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Convertible notes payable	$656,434	$385,729
Accounts payable and accrued expenses	162,061	145,296

Total current liabilities	818,495	531,025

Redeemable Series A Convertible Preferred Stock - $.001 par value; 10,053,184 shares authorized, issued, and Outstanding; aggregate liquidation preference of $8,042,547	3,992,274	3,979,274

Stockholders’ Equity:
Common stock - $.001 par value; 14,123,184 shares Authorized; 1,780,000 shares issued and outstanding (1,765,000 at December 31, 2003)	1,780	1,765
Additional paid-in capital	255,931	199,510
Accumulated deficit	(4,674,541)	(4,428,112)

Total stockholders’ equity	(4,416,830)	(4,226,837)
Total liabilities, redeemable preferred stock, and stockholders’ equity	$393,939	$283,462

See accompanying notes to financial statements

LPATH THERAPEUTICS, INC.

Statements of Operations

Years Ended December 31, 2004 and 2003

2004	2003

Grant revenue	$488,138	$-0	-

Expenses:
Research and development expenses	554,603	182,196
General and administrative expenses	93,906	38,239

Total expenses	648,509	220,435

Loss from operations	(160,371)	(220,435)

Other income (expense):
Interest income	280	879
Interest expense	(105,765)	(103,840)
Other	19,427	(550)

Total other income (expense)	(86,058)	(103,511)

Net loss	(246,429)	(323,946)

Redeemable preferred stock accretion	(13,000)	(13,000)

Net loss attributable to common shareholders	$(259,429)	$(336,946)

Basic and diluted net loss per share	$(0.15)	$(0.19)

Weighted average number of common shares outstanding used in the calculation	1,769,200	1,765,000

See accompanying notes to financial statements

LPATH THERAPEUTICS, INC.

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2004 and 2003

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, Dec. 31, 2002	1,765,000	$1,765	$192,291	$(4,104,166)	$(3,910,110)

Redeemable preferred stock accretion			(13,000)		(13,000)
Stock purchase warrants issued			7,032		7,032
Stock-based compensation			13,187		13,187
Net loss				(323,946)	(323,946)

Balance, Dec. 31, 2003	1,765,000	1,765	199,510	(4,428,112)	(4,226,837)

Redeemable preferred stock accretion			(13,000)		(13,000)
Stock purchase warrants issued			60,060		60,060
Stock options exercised	15,000	15	1,485		1,500
Stock-based compensation			7,876		7,876
Net loss				(246,429)	(246,429)

Balance, Dec. 31, 2004	1,780,000	$1,780	$255,931	$(4,674,541)	$(4,416,830)

See accompanying notes to financial statements

LPATH THERAPEUTICS, INC.

Statements of Cash Flows

Years Ended December 31, 2004 and 2003

2004	2003
Cash flows from operating activities:
Net loss	$(246,429)	$(323,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	7,876	13,187
Depreciation and amortization	69,576	85,909
(Increase) decrease in:
Grant revenue receivable	(72,692)	-0	-
Deposits and other assets	(3,231)	21,429
Prepaid expenses	18,854	22,626
Increase (decrease) in accounts payable and accrued expenses	61,296	(137,136)

Net cash used in operating activities	(164,750)	(317,931)

Cash flows from investing activities:
Equipment expenditures	(20,095)	-0	-
Patent expenditures	(24,048)	(23,657)

Net cash used in investing activities	(44,143)	(23,657)

Cash flows from financing activities:
Proceeds from options exercised	1,500	-0	-
Proceeds from convertible notes payable	225,000	-0	-

Net cash provided by financing activities	226,500	-0	-

Net increase (decrease) in cash	17,607	(341,588)

Cash at beginning of year	18,576	360,164

Cash at end of year	$36,183	$18,576

Interest paid	$-0	-	$-0	-
Income taxes paid	$800	$800

See accompanying notes to financial statements

LPATH THERAPEUTICS, INC.

Notes to Financial Statements

Years Ended December 31, 2004 and 2003

Note 1.  THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

Background

The Company was incorporated in September 1997 in the state of Delaware as Medlyte Diagnostics, Inc.  The Company commenced operations in January 1998.  The Company changed its name to Medlyte, Inc. in July 2001 and to Lpath Therapeutics, Inc. in July 2004.  The Company is headquartered in San Diego, California.

The Company’s focus is on bioactive lipids as targets for treating and diagnosing human diseases, with an emphasis on cancer.  The Company’s lead product candidate, sphingomab(TM), is a monoclonal antibody against sphingosine-1-phosphate (S1P), an innovative and validated target for cancer treatment.  The Company believes that sphingomab(TM) may also be useful in preventing post-myocardial-infarctionI heart failure, and has pre-clinical data that demonstrate efficacy against the disease.  Because of the demonstrated role of S1P in other disease states, the Company is currently studying sphingomab(TM)’s efficacy against Age-Related Macular Degeneration and certain inflammatory diseases.

Lpath’s unique ability to generate monoclonal antibodies against lysolipids is based on its Immune Y2(TM) technology.  The Company is currently applying the Immune Y2(TM) process to other important lipid-signaling agents that have already been validated as targets.  In addition to the antibody-development program, the Company has engaged in an effort to develop small-molecule inhibitors against a key enzyme in the sphingolipid production pathway called neutral sphingomyelinase (nSMase).  Further, the Company currently has a diagnostic/theranostic prototype product, called SphingoTest(TM), which measures the quantity of S1P in blood.

Grant Revenue

The Company’s sole source of revenue to date has been research grants received from the National Institutes of Health.

The Company recognizes grant revenue as the related research expenses are incurred.

Cash

The Company maintains cash in checking and money market accounts at a bank.  Cash balances at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

Equipment

Equipment is stated at cost.  Depreciation is computed on the straight-line method over the estimated useful asset lives, which range from three to five years.  Repairs and maintenance are charged to expense as incurred.

Patents

Legal costs directly associated with obtaining patents are capitalized.  Upon issuance of a patent, amortization is computed on the straight-line method over an estimated useful life of seventeen years.

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Redeemable Preferred Stock

Preferred stock redeemable at the option of the holder is classified separately in the balance sheet between liabilities and stockholders’ equity.

Research and Development

Research and development costs are charged to operations when incurred.

Stock-Based Compensation

Stock-based compensation is recorded based on the fair-value method.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Segment Reporting

Operating segments are determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance.  The Company operates in one segment.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

New Accounting Pronouncements

The Company does not expect any new accounting pronouncements to have a material effect on its financial position or results of operations.

Note 2.  GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company’s sole source of revenue to date has been research grants received from the National Institutes of Health.  The Company’s primary source of financing to date has been from private placements of convertible notes payable and redeemable preferred stock, substantially all of which was issued to and is held by three investors.  As shown in the financial statements, the Company had an accumulated deficit of $4,674,541 and a working capital deficit of $701,898 as of December 31, 2004.  Convertible notes payable of $656,434 mature on December 31, 2005 and preferred stock of $4,021,274 is redeemable at the option of the holders at any time after March 7, 2007.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In January and February 2005, the Company raised $335,000 in cash by issuing additional convertible secured promissory notes and detachable stock purchase warrants.  Management has engaged a placement agent to raise up to $10 million in capital on behalf of the Company in a proposed private placement offering of common stock.  The proposed offering is subject to (1) investor acceptance and approval, (2) conversion of the redeemable preferred stock into common stock, and (3) the merger of the Company into a public shell.  The placement agent has held discussions with potential investors and has identified a public shell which has tentatively agreed to merge with the Company.  Two individuals affiliated with the placement agent have held discussions with potential investors in a proposed $500,000 “bridge financing” which would involve the issuance of common stock and warrants for cash prior to the closing of the proposed private placement offering.  The proposed bridge financing and the proposed private placement offering are subject to numerous contingencies and, therefore, there can be no assurance that these transactions will be completed.

Note 3.  COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

	2004	2003
Equipment

Laboratory equipment	$123,803	$105,648
Computer equipment	19,205	17,265

	143,008	122,913
Less accumulated depreciation	(119,701)	(115,782)

	$23,307	$7,131

Patents

Patents	$266,262	$242,214
Less accumulated amortization	(16,217)	(11,794)

	$250,045	$230,420

Accounts Payable and Accrued Expenses

Accounts payable	$128,311	$139,926
Accrued expenses	33,750	5,370

	$162,061	$145,296

Note 4.  RESEARCH AGREEMENT

The Company has entered into a research agreement with San Diego State University (SDSU).  Under the agreement, the Company pays fees and cost reimbursements to SDSU in exchange for research facilities, equipment, supplies, and personnel.  The Company is the sole owner of any discovery, invention, finding, data, or conclusion derived from the research.  Total fees and cost reimbursements paid to SDSU were $146,946 in 2004 and $271,537 in 2003.

Note 5.  CONVERTIBLE NOTES PAYABLE

The Company has notes payable to the same parties that collectively hold 91.3% of the outstanding shares of Series A Convertible Preferred Stock.  The notes, as amended in January 2005, allow for an aggregate maximum borrowing of $910,000 and mature on December 31, 2005.  Interest on the balance outstanding accrues at 9% per annum.  The notes are secured by a first priority security interest in all of the Company’s assets.

The notes were issued with detachable stock purchase warrants.  The warrants entitle the holders to purchase shares upon an Equity Financing or a Liquidity Event as defined in the warrant agreement.  The dollar value of the shares that may be purchased is equal to 40% of the principal and interest outstanding on the notes as of the exercise date.  The exercise price is equal to 10% of the dollar value of the shares purchased.  The warrants expire on October 31, 2012.  The estimated fair value of the warrants was recorded as additional paid-in capital and debt discount.  The debt discount is amortized as additional interest expense over the term of the notes.

All of the outstanding principal and accrued interest on the notes will convert into shares of senior preferred stock upon the closing of the Company’s next equity financing of at least $2 million from a new investor.  The conversion price will be equal to the price per share paid by the new investor(s).

The balance outstanding under convertible notes payable was as follows:

	2004		2003

Principal balance	$575,000		$350,000
Debt discount, net	-0	-	(1,174)
Accrued interest	81,434		36,903

	$656,434		$385,729

Interest expense, including amortization of debt discount, was $105,765 in 2004 and $103,840 in 2003.

Note 6.  REDEEMABLE SERIES A CONVERTIBLE PREFERRED STOCK

The preferred stock is convertible into common stock.  The initial conversion rate was one share of common stock for each share of preferred stock.  The conversion rate is subject to upward adjustments if and whenever the Company issues common shares (or certain common share equivalents) for a price less than the then-current conversion price.  The conversion rate was one-for-one as of December 31, 2004.  In the event the Company makes an initial public offering of its common stock, the preferred shares will be converted automatically into shares of common stock at the conversion rate effective at the time of the offering.

The preferred shares have voting rights and are entitled to noncumulative dividends of 8% per annum as and if declared by the Board of Directors.  No dividends were declared through December 31, 2004.  In the event of any liquidation, dissolution, or winding up of the Company, or any qualified sales transaction, the holders of preferred stock will be entitled to a liquidation preference of $0.80 per share plus the amount of any declared but unpaid dividends thereon.

The preferred stock is redeemable at any time after March 7, 2007, if elected by the holders of at least 90% of the outstanding shares of preferred stock.  The redemption price is $0.40 per share plus the amount any declared but unpaid dividends thereon.  The preferred stock is classified separately in the balance sheet between liabilities and stockholders’ equity because it is redeemable at the option of the holders.  The excess of the redemption price over the amount initially recorded for the preferred stock is being accreted over the period from the issuance date to the earliest redemption date.

Note 7.  STOCKHOLDERS’ EQUITY

Stock Options

The Company has adopted a stock option plan for employees, outside consultants, and directors.  There are 2,600,000 common shares available for grant under the plan as amended in January 2005.  The plan allows for incentive options with exercise prices of at least 100% of the fair market value of the Company’s common stock and nonqualified options with exercise prices of at least 85% of the fair market value of the Company’s common stock.  All options granted to date have a ten-year life and vest over zero to four years.

The Company accounts for stock options using the fair value method.  Fair value is determined at the date of grant for employee options and at the date at which the grantee’s performance is complete for nonemployee options.  Compensation cost is recognized over the vesting period based on the fair value of the options.  The fair value of the options is calculated using the Black-Scholes option pricing model.

The following assumptions were made in calculating the fair value of options granted in 2004 and 2003:

	2004	2003

Estimated fair value of stock	$0.05	$0.05
Expected life of options	10 years	10 years
Dividend yield	0%	0%
Risk-free interest rate	4%	4%
Volatility	100%	100%

Based on these assumptions, the weighted-average fair value of stock options granted was $0.05 per share in 2004 and $0.05 per share in 2003.

Stock-based compensation expense was $7,876 in 2004 and $13,187 in 2003.

The following is a summary of the activity of the plan in 2003 and 2004:

	Number of Shares	Weighted Average Exercise Price

Outstanding at December 31, 2002	706,137	$0.10

Granted	175,000	0.05
Exercised	—	—
Expired	(5,000)	0.10
Forfeited	—	—

Outstanding at December 31, 2003	876,137	0.09

Granted	609,000	0.05
Exercised	(15,000)	0.10
Expired	(266,345)	0.08
Forfeited	(32,792)	0.08

Outstanding at December 31, 2004	1,171,000	0.07

Options exercisable at December 31, 2004	844,417	0.07

The following is a summary of the status of options outstanding at December 31, 2004:

Exercise	Number of Shares		Weighted Average Remaining Contractual Life
Price	Outstanding	Exercisable	(Years)

$0.05	774,000	447,417	9.33
0.10	197,000	197,000	4.31
0.11	200,000	200,000	5.85

	1,171,000	844,417	7.89

Warrants

Pursuant to the issuance of the convertible notes payable (Note 5), the Company issued stock purchase warrants to the purchasers of the notes.  The warrants entitle the holders to purchase shares upon an Equity Financing or a Liquidity Event as defined in the warrant agreement.  The dollar value of the shares that may be purchased is equal to 40% of the principal and interest outstanding on the notes as of the exercise date.  The exercise price is equal to 10% of the dollar value of the shares purchased.  The warrants expire on October 31, 2012.

Pursuant to a 2002 services agreement with a holder of its Series A Convertible Preferred Stock, the Company issued a warrant which entitles the holder to purchase up to 390,000 shares of common stock for $0.05 per share.  The warrant expires on April 3, 2009.

Pursuant to a 1998 issuance of convertible debt, the Company issued stock purchase warrants to its investment bankers.  The warrants entitled the holder to purchase up to 20,000 shares of common stock for $0.20 per share.  The warrants expired on December 31, 2004.

Note 8.  EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, “Earnings per Share”(SFAS No. 128).  SFAS No. 128 provides for the calculation of basic and diluted earnings per share.  Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants, or convertible securities.  Potential common shares related to convertible debt, convertible preferred stock, and stock options and warrants were not included in the calculation of diluted earnings per share in 2004 and 2003 because of their anti-dilutive effect.

Note 9.  INCOME TAXES

	2004		2003
Deferred tax assets:
Net operating loss carryforwards	$1,998,000		$1,703,000
R&D credit carryforwards	313,000		258,000

	2,311,000		1,961,000
Deferred tax liabilities:
Patent costs	(107,000)		(98,000)
State taxes	(185,000)		(156,000)

	(292,000)		(254,000)

Net deferred tax asset	2,019,000		1,707,000
Less valuation allowance	(2,019,000)		(1,707,000)

	$-0	-	$-0	-

The net deferred tax asset has been fully reserved due to uncertainties as to its realizability.  The valuation allowance increased by $312,000 in 2004 and $108,000 in 2003.

The Company has federal net operating loss carryforwards of approximately $4.7 million at December 31, 2004 available to offset taxable income through 2024 and California net operating loss carryforwards of approximately $4.7 million at December 31, 2004 available to offset taxable income through 2014.

The Company has federal and California research and development credits of $158,000 and $155,000, respectively, as of December 31, 2004 available to offset future taxes.

Utilization of the net operating loss and research and development credit carryforwards may be limited or curtailed due to certain changes in ownership interests.

The provision for income taxes differs from the amount using the statutory federal income tax rate of 34% as follows:

	2004		2003

Federal tax benefit at statutory rate	$77,000		$110,000
R&D credits	55,000		15,000
Non-taxable grant income	166,000		-0	-
Other permanent differences	(24,000)		(30,000)
State tax benefit, net	38,000		13,000
Increase in valuation allowance	(312,000)		(108,000)

Provision for income taxes	$-0	-	$-0	-

Note 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The fair value of cash approximates its carrying amount because it is held in the form of demand deposits at a financial institution insured by the Federal Deposit Insurance Corporation.

Convertible Notes Payable

The fair value of convertible notes payable approximates their carrying amount because the notes will convert into shares of senior preferred stock upon the closing of (and at the price per share of) the Company’s next equity financing of at least $2 million from a new investor.  Furthermore, in January and February 2005, the holders of the notes purchased additional notes with the same terms for a price equivalent to the carrying amount of the existing notes.

Note 11.  SUBSEQUENT EVENTS

In January and February 2005, the Company raised $335,000 in cash by issuing additional convertible secured promissory notes and detachable stock purchase warrants.

In March 2005, the Company granted options to employees, consultants, and directors to purchase 779,000 shares of common stock for $0.08 per share.  In May 2005, the Company granted options to employees, consultants, and directors to purchase 600,000 shares of common stock for $0.22 per share.

LPATH THERAPEUTICS INC.

Condensed Balance Sheets

	September 30, 2005	December 31, 2004
	(Unaudited)	(Note)
ASSETS
Current Assets:
Cash	$132,042	$36,183
Grant revenue receivable	177,345	72,692
Prepaid expenses	51,809	7,722
Total current assets	361,196	116,597

Equipment, net	71,153	23,307
Patents, net	280,866	250,045
Deposits and other assets	85,630	3,990

Total assets	$798,845	$393,939

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Convertible notes payable	$1,010,640	$656,434
Note payable- related party	54,440	-0	-
Accounts payable	272,053	128,311
Accrued expenses	42,353	33,750
Total current liabilities	1,379,486	818,495

Redeemable Series A Convertible Preferred Stock - $.001 par value; 10,053,184 shares authorized, issued, and Outstanding; aggregate liquidation preference of $8,042,547	4,002,024	3,992,274
Stockholders’ Equity:
Common stock - $.001 par value; 20,003,183 shares Authorized; 2,980,000 shares issued and outstanding (1,780,000 at December 31, 2004)	2,980	1,780
Additional paid-in capital	1,186,685	255,931
Accumulated deficit	(5,772,330)	(4,674,541)
Total stockholders’ equity	(4,582,665)	(4,416,830)
Total liabilities, redeemable preferred stock, and stockholders’ equity	$798,845	$393,939

Note: The balance sheet data at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

See accompanying notes to condensed financial statements

LPATH THERAPEUTICS INC.

Condensed Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2005	2004

Grant revenue	$556,891	$321,098

Expenses:
Research and development expenses	865,856	383,703
General and administrative expenses	677,567	48,914

Total expenses	1,543,423	432,617

Loss from operations	(986,532)	(111,519)

Other income (expense):
Interest income	1,799	138
Interest expense	(111,456)	(58,731)
Other	(1,600)	(800)
Total other income (expense)	(111,257)	(59,393)

Net loss	(1,097,789)	(170,912)

Redeemable preferred stock accretion	(9,750)	(9,750)

Net loss attributable to common shareholders	$(1,107,539)	$(180,662)

Basic and diluted net loss per share	$(0.53)	$(0.10)

Weighted average number of common shares outstanding used in the calculation	2,099,048	1,765,901

See accompanying notes to condensed financial statements

LPATH THERAPEUTICS INC.

Condensed Statement of Changes in Stockholders’ Equity

Nine Months Ended September 30, 2005

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, Dec. 31, 2004	1,780,000	$1,780	$255,931	$(4,674,541)	$(4,416,830)

Issuance of common stock	1,200,000	1,200	598,800		600,000
Redeemable preferred stock accretion			(9,750)		(9,750)
Issuance of stock purchase warrants			153,054		153,054
Stock-based compensation			188,650		188,650
Net loss				(1,097,789)	(1,097,789)

Balance, Sep. 30, 2005	2,980,000	$2,980	$1,186,685	$(5,772,330)	$(4,582,665)

See accompanying notes to condensed financial statements

LPATH THERAPEUTICS INC.

Condensed Statements of Cash Flows

(Unaudited)

Nine Months Ended September 30,
2005	2004
Cash flows from operating activities:
Net loss	$(1,097,789)	$(170,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	188,650	5,218
Depreciation and amortization	63,623	32,170
Expenses paid by note to related party	54,440	-0	-
Deferred rent expense	16,968	-0	-
Changes in operating assets and liabilities:
Grant revenue receivable	(104,653)	(92,982)
Deposits and other assets	(20,586)	8,458
Prepaid expenses	913	569
Accounts payable and accrued expenses	193,479	46,306
Net cash used in operating activities	(704,955)	(171,173)

Cash flows from investing activities:
Equipment expenditures	(54,802)	-0	-
Patent expenditures	(34,384)	(12,105)
Net cash used in investing activities	(89,186)	(12,105)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	600,000	-0	-
Stock issuance costs paid	(45,000)	-0	-
Proceeds from options exercised	-0	-	800
Proceeds from convertible notes payable	335,000	225,000
Net cash provided by financing activities	890,000	225,800

Net increase (decrease) in cash	95,859	42,522

Cash at beginning of period	36,183	18,576

Cash at end of period	$132,042	$61,098

Common stock warrant issued for lease guaranty	$61,485	$-0	-
Common stock warrants issued with convertible debt	$91,569	$-0	-

See accompanying notes to condensed financial statements

LPATH THERAPEUTICS INC.

Notes to Condensed Financial Statements

For the Nine Months Ended September 30, 2005 and 2004

(Unaudited)

Note 1 – THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The company was incorporated in September 1997 in the state of Delaware as Medlyte Diagnostics, Inc. The company commenced operations in January 1998. The company changed its name to Medlyte, Inc. in July 2001 and to Lpath Therapeutics Inc. in July 2004. The company is headquartered in San Diego, California.

The company’s focus is on bioactive lipids as targets for treating and diagnosing human diseases, with an emphasis on cancer. The company’s lead product candidate, sphingomab™, is a monoclonal antibody against sphingosine-1-phosphate (S1P), an innovative and validated target for cancer treatment. Because of the demonstrated role of S1P in other disease states, the Company is currently studying sphingomab(TM)’s efficacy against Age-Related Macular Degeneration and certain inflammatory diseases.

Lpath’s unique ability to generate monoclonal antibodies against lysolipids is based on its Immune Y2™ technology. The company is currently applying the Immune Y2™ process to other important lipid-signaling agents that have already been validated as targets. In addition to the antibody-development program, the company has engaged in an effort to develop small-molecule inhibitors against a key enzyme in the sphingolipid production pathway called neutral sphingomyelinase [nSMase]. Further, the company currently has a diagnostic/theranostic prototype product, called SphingoTest™, which measures the quantity of S1P in blood.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the company in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, which are necessary for a fair presentation of the results of the interim periods presented, have been included. The results of operations for the interim periods are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. These unaudited condensed financial statements and footnotes thereto should be read in conjunction with the company’s audited financial statements and footnotes thereto for the year ended December 31, 2004.

Grant Revenue

The Company’s sole source of revenue to date has been research grants received from the National Institutes of Health.  The Company recognizes grant revenue as the related research expenses are incurred.

Cash

The Company maintains cash in checking and money market accounts at a bank. Cash balances at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

Equipment

Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives, which range from three to five years. Repairs and maintenance are charged to expense as incurred.

Patents

Legal costs directly associated with obtaining patents are capitalized. Upon issuance of a patent, amortization is computed on the straight-line method over an estimated useful life of seventeen years.

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Deferred Rent

Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rent expense and amounts paid under the lease agreements is recorded as deferred rent in the accompanying balance sheets.

Redeemable Preferred Stock

Preferred stock redeemable at the option of the holder is classified separately in the balance sheet between liabilities and stockholders’ equity.

Research and Development

Research and development costs are charged to operations when incurred.

Stock-based Compensation

Stock-based compensation is recorded based on the fair-value method.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A net deferred tax asset related primarily to federal and state net operating loss and research and development credit carryforwards has been fully reserved due to uncertainties as to its realizability.  Consequently, there is no income tax benefit for the nine months ended September 30, 2005 and 2004.

Fair Value of Financial Instruments

Financial instruments, including cash, grant revenue receivable, accounts payable, and accrued expenses, are carried at cost, which management believes approximates fair value because of the short-term maturity of these instruments. The carrying amounts of notes payable approximate their respective fair values as they bear terms that are comparable to those available under current market conditions.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Company does not expect any new accounting pronouncements to have a material effect on its financial position or results of operations.

Note 2 – GOING CONCERN UNCERTAINTY

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s sole source of revenue to date has been research grants received from the National Institutes of Health. The Company’s primary source of financing to date has been from private placements of convertible notes payable and redeemable preferred stock, substantially all of which was issued to and is held by three investors. As shown in the financial statements, the Company had an accumulated deficit of $5,772,330 and a working capital deficit of $1,018,290 as of September 30, 2005. Convertible notes payable of $1,010,640 mature on December 31, 2005 and preferred stock of $4,021,274 is redeemable at the option of the holders at any time after March 7, 2007. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The Company’s independent registered public accountants, Levitz, Zacks & Ciceric, indicated in their audit report on the financial statements for the year ended December 31, 2004 that there is substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On November 30, 2005 Lpath completed a $6,000,000 private placement of common stock and warrants in conjunction with a reverse merger.  See Note 10 – Subsequent Events.

Note 3 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

	September 30,	December 31,
	2005	2004
Equipment
Laboratory equipment	$178,605	$123,803
Computer equipment	19,205	19,205
	197,810	143,008
Less accumulated depreciation	(126,657)	(119,701)

	$71,153	$23,307

Patents
Patents	$300,646	$266,262
Less accumulated amortization	(19,780)	(16,217)

	$280,866	$250,045

Note 4 – RESEARCH AND LICENSE AGREEMENTS

The Company has entered into a research agreement with San Diego State University (SDSU). Under the agreement, the Company pays fees and cost reimbursements to SDSU in exchange for research facilities, equipment, supplies, and personnel. The Company is the sole owner of any discovery, invention, finding, data, or conclusion derived from the research. Total fees and cost reimbursements paid to SDSU were $110,113 and $86,550 for the nine-month periods ended September 30, 2005 and 2004, respectively.

In August 2005, the Company entered into a collaboration agreement with AERES Biomedical to “humanize” the Company’s Sphingomab» drug candidate.  Humanization under this agreement with AERES involves utilizing proprietary processes owned by AERES for the purpose of modifying Sphingomab antibodies originally contained in mice for potential human acceptance in a clinical trial.  The Company paid AERES approximately $170,000 during the third quarter of 2005 and, as development milestones are reached, the Company may owe AERES additional amounts up to $680,000.  In addition, Lpath could owe certain contingent amounts when a humanized version of Sphingomab is developed and passes through the various levels of the FDA drug review and approval process.  AERES will be entitled to a royalty, not to exceed 4%, on any revenues generated by the ultimate commercialization of Sphingomab.

In 2001, Lpath licensed from Mpex Pharmaceuticals, Inc. (now called Vaxiion Therapeutics, Inc.) the exclusive, worldwide rights’ to two U.S. patents and related foreign patents. Such patents relate to the use of novel bacterial vectors in the cardiovascular diagnostic and cardiovascular therapeutic fields.  The license agreement provides for contingent royalty payments on future revenue derived from products incorporating the licensed technology.

Note 5 – NOTES PAYABLE

The Company has notes payable to the same parties that collectively hold 91.3% of the outstanding shares of Series A Convertible Preferred Stock. The notes, as amended in January 2005, allow for an aggregate maximum borrowing of $910,000 and mature on December 31, 2005. Interest on the balance outstanding accrues at 9% per annum. The notes are secured by a first priority security interest in all of the Company’s assets.

The notes were issued with detachable stock purchase warrants. The warrants entitle the holders to purchase shares upon an Equity Financing or a Liquidity Event as defined in the warrant agreement. The dollar value of the shares that may be purchased is equal to 40% of the principal and interest outstanding on the notes as of the exercise date. The exercise price is equal to 10% of the dollar value of the shares purchased. The warrants expire on October 31, 2012. The estimated fair value of the warrants was recorded as additional paid-in capital and debt discount. The debt discount is amortized as additional interest expense over the term of the notes.

All of the outstanding principal and accrued interest on the notes will convert into shares of senior preferred stock upon the closing of the Company’s next equity financing of at least $2 million from a new investor. The conversion price will be equal to the price per share paid by the new investor(s).

As of September 30, 2005 the balance outstanding under convertible notes payable was as follows:

	September 30, 2005	December 31, 2004

Principal balance	$910,000	$575,000
Debt discount, net	(38,465)	-0	-
Accrued interest	139,105	81,434
	$1,010,640	$656,434

The company also has a note payable to Western States Investment Corporation (WSIC), which is co-owned by Lpath’s two largest stockholders.  The note represents certain costs paid by WSIC on behalf of Lpath, and bears interest at 5% per annum.  The principal and accrued interest is payable at maturity on February 28, 2006.  The note is secured by a lien against certain of the company’s assets.   As of September 30, 2005 the principal and accrued interest under this note amounted to $54,440.

Interest expense, including amortization of debt discount, totaled $111,456 and $58,731 for the nine-month periods ended September 30, 2005 and 2004, respectively.

Note 6 – OPERATING LEASE

On August 12, 2005, the company signed a five-year lease for 7,300 square feet of laboratory and office space in a building located at 6335 Ferris Square, San Diego, California.  Western States Investment Corporation (“WSIC”), which is co-owned by the company’s two largest shareholders, has subleased approximately 2,000 square feet of the executive offices in this facility.  The terms of such sublease, in general, mirror the terms of the company’s direct lease; however, WSIC has the right to terminate the sublease should Lpath be purchased by or merged into another company.

Rent expense totaled $41,759 and $27,847 for the nine month periods ended September 30, 2005 and 2004, respectively.

Future minimum payments and sublease income under the Company’s non-cancelable operating lease and sublease consist of the following:

	Lease	Sublease	Net Lease
Year ending December 31,	Obligation	Income	Obligation
2005	$5,355	$3,749	$1,606
2006	157,432	56,840	100,592
2007	154,376	48,840	105,536
2008	190,460	60,300	130,160
2009	196,571	62,110	134,461
2010	168,053	53,050	115,003
Total Minimum Lease Commitments	$872,247	$284,889	$587,358

Lease Guaranty — To enter into the operating lease agreement described above, the landlord required that $360,000 of the lease obligation be guaranteed.  This guarantee was provided for Lpath by WSIC in exchange for a warrant to purchase 588,000 shares of Lpath common stock. The warrant terms include an exercise price of $0.80 per share, with an expiration date of May 31, 2007.  The value of this warrant was calculated, using the Black-Scholes model, to be $61,485.  This amount is being charged to rent expense over the term of the guaranty.

Note 7 – REDEEMABLE SERIES A CONVERTIBLE PREFERRED STOCK

The preferred stock is convertible into common stock. The initial conversion rate was one share of common stock for each share of preferred stock. The conversion rate is subject to upward adjustments if and whenever the Company issues common shares (or certain common share equivalents) for a price less than the then-current conversion price. The conversion rate was one-for-one as of September 30, 2005. In the event the Company makes an initial public offering of its common stock, the preferred shares will be converted automatically into shares of common stock at the conversion rate effective at the time of the offering.

The preferred shares have voting rights and are entitled to non-cumulative dividends of 8% per annum as and if declared by the Board of Directors. No dividends were declared through September 30, 2005. In the event of any liquidation, dissolution, or winding up of the Company, or any qualified sale transaction, the holders of preferred stock will be entitled to a liquidation preference of $0.80 per share plus the amount of any declared but unpaid dividends thereon.

The preferred stock is redeemable at any time after March 7, 2007, if elected by the holders of at least 90% of the outstanding shares of preferred stock. The redemption price is $0.40 per share plus the amount of any declared but unpaid dividends thereon. The preferred stock is classified separately in the balance sheet between liabilities and stockholders’ equity because it is redeemable at the option of the holders. The excess of the redemption price over the amount initially recorded for the preferred stock is being accreted over the period from the issuance date to the earliest redemption date.

Note 8 – STOCKHOLDERS’ EQUITY

Stock Options

The Company has adopted a stock option plan for employees, outside consultants, and directors. There are 2,600,000 common shares available for grant under the plan as amended in January 2005. The plan allows for incentive options with exercise prices of at least 100% of the fair market value of the Company’s common stock and nonqualified options with exercise prices of at least 85% of the fair market value of the Company’s common stock. All options granted to date have a ten-year life and vest over zero to four years.

The Company accounts for stock options using the fair value method. Fair value is determined at the date of grant for employee options and at the date at which the grantee’s performance is complete for non-employee options. Compensation cost is recognized over the vesting period based on the fair value of the options. The fair value of the options is calculated using the Black-Scholes option pricing model.

The following assumptions were made in calculating the fair value of options granted in the nine- month periods ended September 30, 2005 and 2004:

	2005	2004

Estimated fair value of stock	$0.05 to $0.35	$0.05
Expected life of options	10 years	10 years
Dividend yield	0%	0%
Risk-free interest rate	4.0% to 4.5%	4%
Volatility	100%	100%

Based on these assumptions, the weighted-average fair value of stock options granted was $0.22 per share in 2005 and $0.05 per share in 2004.  Stock-based compensation expense for the nine months ended September 30, 2005 and 2004 was $188,650 and $5,218, respectively.

The following is a summary of the activity of the plan in 2004 and 2005:

	Number of Shares	Weighted Average Exercise Price

Outstanding at December 31, 2003	876,137	$0.09

Granted	609,000	0.05
Exercised	(15,000)	0.10
Expired	(266,345)	0.08
Forfeited	(32,792)	0.08

Outstanding at December 31, 2004	1,171,000	0.07

Granted	1,379,000	0.14
Exercised	—	—
Expired	—	—
Forfeited	—	—

Outstanding at September 30, 2005	2,550,000	0.11

Options exercisable at September 30, 2005	1,097,215	0.08

The following is a summary of the status of options outstanding at September 30, 2005:

	Number of Shares		Weighted Average Remaining Contractual Life
Exercise Price	Outstanding	Exercisable	(in years)

$0.05	774,000	577,104	8.6
$0.10	197,000	197,000	3.5
$0.11	200,000	200,000	5.2
$0.08	779,000	123,111	9.5
$0.22	600,000	—	9.7

	2,550,000	1,097,215	8.5

Warrants

Pursuant to the issuance of the convertible notes payable (Note 5), the company issued stock purchase warrants to the purchasers of the notes. The warrants entitle the holders to purchase shares upon an Equity Financing or a Liquidity Event as defined in the warrant agreement. The dollar value of the shares that may be purchased is equal to 40% of the principal and interest outstanding on the notes as of the exercise date. The exercise price is equal to 10% of the dollar value of the shares purchased. The warrants expire on October 31, 2012.

Pursuant to a 2002 services agreement with a holder of its Series A Convertible Preferred Stock, the company issued a warrant that entitles the holder to purchase up to 390,000 shares of common stock for $0.05 per share. The warrant expires on April 3, 2009.

In 2005, the company sold common stock and warrants in a private placement.  Each unit included 10 shares of common stock and warrants to purchase 12 shares of common stock at a price of $5.00 per unit.  The warrants issued as a result of this transaction entitle the holders to purchase a total of 1,440,000 shares of common stock at a price of $0.60 per share.  The warrants expire on May 31, 2007.

The facilities lease agreement described in Note 6 above, required that $360,000 of the lease obligation be guaranteed.  This guarantee was provided for Lpath by WSIC in exchange for a warrant to purchase 588,000 shares of Lpath common stock.  The warrant terms include an exercise price of $0.80 per share, with an expiration date of May 31, 2007.  The value of this warrant was calculated, using the Black-Scholes model, to be $61,485.  This amount was recorded as deferred rent and is being charged to rent expense over the term of the guaranty.

Note 9 – EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, “Earnings per Share” (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants, or convertible securities. Potential common shares related to convertible debt, convertible preferred stock, and stock options and warrants were not included in the calculation of diluted earnings per share in 2005 and 2004 because of their anti-dilutive effect.

Note 10 – SUBSEQUENT EVENTS

Reverse Merger and Private Placement Financing

On November 30, 2005, the Company merged into Neighborhood Connections, Inc. (“NCI”), a publicly traded company. The merger is being accounted for as a reverse merger. Lpath’s current management team assumed their same positions with the publicly-traded company. At the time of the merger, NCI had 1,500,000 shares of common stock outstanding, and Lpath had 3,080,000 shares of common stock, and 10,053,183 shares of Series A Convertible Preferred stock outstanding.  Immediately prior to the merger, all outstanding shares of Lpath’s Series A Convertible Preferred Stock converted into 10,053,183 of shares of Lpath common stock, and all convertible notes outstanding converted into 1,328,488 shares of Lpath common stock.

On November 30, 2005, the Company received proceeds of $6.0 million from the sale of 3,781,125 units.  Each unit included two shares of common stock and  a warrant to purchase one share of common stock at an exercise price of $1.50 per share with a 58 month term.  The offering price was $1.60 per unit.  As a result of this private placement, 7,562,250 shares of common stock and 3,781,125 warrants were issued.  Investors who purchased at least 625,000 units also received a bonus warrant to buy 10% of the number of shares of common stock purchased on identical terms to the warrants included in the units.  This resulted in 306,250 of these bonus warrants being issued.

In connection with the Private Placement, the Company incurred cash transaction placement agent fees totaling approximately $400,000 and legal, accounting and other fees and expenses totaling approximately $200,000. In addition, the Company issued 294,844 (exercise price $1.50, 58 month term) warrants to the placement agents in connection with the financing.

On November 30, 2005, the Company sold an additional 100,000 shares of common stock and 120,000 warrants to a private investor for $50,000.  The exercise price of the warrants is $0.60 per share and they expire on May 31, 2007.

In November 2005, Lpath’s Board of Directors authorized an increase in the number of shares of common stock available for purchase under the Company’s stock option plan to a total of 4,340,000.  In October 2005, the Company granted options to employees and consultants to purchase 372,000 shares of common stock for $0.64 per share.  On November 30 2005, the company granted options to employees, consultants and directors to purchase 599,800 shares of common stock for $0.80 per share.